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                                                                   Exhibit 99.10

                                                                   FORM OF PROXY

                             GLOBAL CROSSING LTD.

               PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 22, 1999

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gary Winnick and Lodwrick M. Cook, and each of them, with power of substitution, as proxies at the annual meeting of shareholders of GLOBAL CROSSING LTD. to be held on September 22, 1999, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

        This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 8 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed below, and FOR the proposals referred to in Items 1 through 4 and 6 through 8.

        Election of Directors: Robert Annunziata, Jay R. Bloom, Abbott L. Brown, Thomas J. Casey, Joseph P. Clayton, William E. Conway, Lodwrick M. Cook, Eric Hippeau, Dean C. Kehler, Geoffrey J. W. Kent, David L. Lee, Douglas H. McCorkindale, James F. McDonald, Barry Porter, Bruce Raben, Jack M. Scanlon, Michael R. Steed, Hillel Weinberger and Gary Winnick.

         ____________________________________________________________
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
    ______________________________________________________________________
   Please sign exactly as your name(s) appear(s) on this proxy card.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee or guardian,
                         please give your full title.
    ______________________________________________________________________


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HAS YOUR ADDRESS CHANGED:                   DO YOU HAVE ANY COMMENTS?

_____________________________________       ___________________________________

_____________________________________       ___________________________________

_____________________________________       ___________________________________

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 [X] Please mark your                                                   3423
     votes as in this
     example


                             GLOBAL CROSSING LTD.

The Board of Directors recommends a vote FOR proposals 1 through 8.


                                                    FOR    AGAINST    ABSTAIN

1. Proposal to increase the authorized
   share capital of Global Crossing Ltd.            [_]      [_]        [_]

2. Proposal to issue shares of common stock
   of Global Crossing Ltd. in the merger
   with Frontier Corporation                        [_]      [_]        [_]

3. Proposal to amend and restate the bye-laws
   of Global Crossing Ltd. (other than
   bye-laws 34(2), 63, 130 and 148)                 [_]      [_]        [_]

4. Proposal to amend and restate bye-laws
   34(2), 63, 130 and 148 of Global Crossing Ltd.   [_]      [_]        [_]



                                                 For all               For all
                                                 nominees  Withhold    except

5. Election of Directors                            [_]      [_]        [_]


For, except vote withheld from the following nominee(s):


                                                    FOR    AGAINST    ABSTAIN

6. Proposal to amend the 1998 Global Crossing
   Ltd. Stock Incentive Plan                        [_]      [_]        [_]

7. Proposal to ratify the compensation of outside
   directors of Global Crossing Ltd.                [_]      [_]        [_]

8. Proposal to ratify Arthur Andersen & Co. as
   independent auditors of Global Crossing Ltd.
   for 1999 and approve the authority of the
   board of directors of Global Crossing Ltd.
   to determine their remuneration                  [_]      [_]        [_]

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [_]



DATE: ___________

Shareholder sign here___________________________________

Co-owner sign here______________________________________

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